EXHIBIT 10.1

HILLENBRAND INDUSTRIES, INC.

DIRECTOR STOCK AWARD
(EFFECTIVE                     , 200     )

            1. Purpose. The purpose of the Hillenbrand Industries, Inc. Stock Award (hereinafter called the “Award”) is to promote profitability and growth of Hillenbrand Industries, Inc. (the “Company”) by offering an incentive payable in Company common stock to                      (“Director”) who, as a director of the Company, contributes to such profitability and growth.

            2. Amount of Award. The Company shall cause an account to be established in the name of the Director (“Deferred Stock Account”) which shall be assumed to be invested in                                          (                    ) shares (“Initial Deferred Stock Award”) of common stock, no par value, of the Company (“Common Stock”). No actual shares of Common Stock shall be held in the Deferred Stock Account, and the number of shares of Common Stock maintained in the Deferred Stock Account (“Deferred Stock”) shall be a book entry which states the number of shares of Common Stock the Director would have a right to receive in accordance with the terms of this Award. Any cash dividend paid on Common Stock by the Company while the Deferred Stock Account exists will be assumed to be paid on the Deferred Stock in the Deferred Stock Account and shall be assumed to be reinvested in Common Stock on the date of such dividend payment, thereby increasing the number of shares of Deferred Stock maintained in the Deferred Stock Account. Any stock dividends, stock splits and other similar rights inuring to Common Stock shall also be assumed to inure to the Deferred Stock, which may increase or decrease the number of shares of Deferred Stock in the Deferred Stock Account. The Initial Deferred Stock Award plus any increases or less any decreases due to cash dividends, stock dividends, stock splits and any other similar rights inuring to Common Stock as set forth in the two immediately preceding sentences shall herein after be referred to as the “Deferred Stock Award.”

The Company shall deliver to the Director shares of Common Stock equal in number to the number of shares of the Director’s Deferred Stock Award as set forth above upon the later to occur of (i) [“Fixed Date” which is one year and one day from the effective date of the award] or (ii) as soon as reasonably possible after the Director ceases to be a member of the Board of Directors (“Board”) of the Company, but no later than 75 days after the date the Director ceases to be a member of the Board. Not withstanding the foregoing, upon the occurrence of a Change in Control (as defined in Section 14.2 of the Plan), the Company shall deliver to the Director shares of Common Stock equal in number to the total number of shares of the Director’s Deferred Stock Award as set forth above.

Any fractional shares of Deferred Stock shall be rounded up to the next whole share of Deferred Stock. The shares of Common Stock delivered to the Director shall be from shares held by the Company as treasury stock or from shares of Common Stock acquired by the Company in the open market.

            3. Administration of the Award. The Committee shall administer the Award. The Committee shall have complete and full discretion in the administration and interpretation of the terms of the Award.

            4. Right to Defer Payment of Award.

            (a) Election to Defer Award. The Director may elect to defer payment of the Award otherwise due on the date set forth in Section 2 by completing a written election and delivering such election to the Company at least three hundred and sixty-six (366) days prior to the applicable delivery date set forth in Section 2. The deferral period elected cannot end prior to five (5) years before the later to occur of the two delivery dates set forth in Section 2. At the end of the deferral period elected by the Director (or within a certain period of time after the last day of the deferral period as determined by the Committee or required by law to insure the validity of the deferral), the Company, consistent with Section 2 and subject to Section 5, 6, 7 and 8, shall deliver to the Director shares of Common Stock equal in number to the number of the Director’s Deferred Stock Award.

            (b) Financial Hardship. A withdrawal from the Director’s Deferred Stock Account of Deferred Stock shall be permitted in accordance with Section 409A(a)(2)(b)(ii) of the Internal Revenue Code of 1986, as amended.

            5. No Rights as Stockholder. Director shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Award until shares of Common Stock are delivered to the Director pursuant to Section 2 and Section 4. Until such time, Director shall not be entitled to dividends (except where the Director’s Deferred Stock Award is adjusted pursuant to the first paragraph of Section 2) or to vote at meetings of the stockholders of the Company.

            6. Compliance With Securities Laws. Prior to the receipt of any certificates for shares of Common Stock pursuant to this Award, Director (or Director’s beneficiary or legal representative upon Director’s death or disability) shall enter into such additional written representations, warranties and Awards as the Company may reasonably request in order to comply with applicable securities laws or with this Award.

            7. Stock Ownership Guidelines. Director (or Director’s beneficiary or legal representative upon the Director’s death or disability) shall be bound by the “Stock Ownership Guidelines” of the Company as may be in effect from time to time.

            8. Withholding. Any payment of Common Stock under this Award shall be subject to applicable federal and state withholding requirements. Hence, unless the Director delivers a check to the Company equal to the required withholding, the number of shares distributed shall be reduced to meet the Director’s applicable withholding requirements.

            9. Designation of Beneficiary. The Director shall be permitted to provide to the Committee a beneficiary designation for receipt of his or her Award after death. If the Director fails to designate a beneficiary, or if the designated beneficiary predeceases the

Director, the Award shall be paid to the deceased Director’s spouse, if living, or if such spouse is not living, to the deceased Director’s estate.

            10. Adjustments. If there is a change in the outstanding shares of the Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change occurring after the effective date of this Award, the Committee shall adjust the number of shares of Common Stock subject to the Award to reflect the change, and such adjustment shall be conclusive and binding upon the Director and the Company.

            11. Non-Transferability.

                        (a) The Deferred Stock, the Deferred Stock Account and the Deferred Stock Award may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by a voluntary act of the Director or any agent of the Director or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company, its successors or any agent thereof.

                        (b) No amounts payable under the Award shall be transferable by the Director other than by his designation of a beneficiary pursuant to Section 9. The amounts payable under the Award shall be exempt from the claims of creditors of the Director and from all orders, decrees, levies and executions and any other legal process to the fullest extent that may be permitted by law.

            12. Amendments to Award. The Award may only be modified upon the mutual agreement of the Company and the Director.

            13. Source of Benefit Payments. The payment of the Award to the Director shall be paid solely from the general assets of the Company. Until the actual delivery of the shares of Common Stock, the Director shall not have any interest in any specific assets of the Company, including shares of Common Stock, under the terms of the Award. The Award shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind, or a fiduciary relationship between the Director and the Company. Until such time of payment, no shares of the Common Stock shall be set aside by the Company for the Award.

            14. Successors and Assigns.

                        (a) This Award is personal to the Director and without the prior written consent of the Company shall not be assignable by the Director except by will or the laws of descent and distribution. This Award shall inure to the benefit of and be enforceable by the Director’s guardian and legal representatives.

                        (b) This Award shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Award in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

            15. Award Subject to Plan. This Award is subject to the terms of the Hillenbrand Industries, Inc. Stock Incentive Plan (“Plan”). The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference. In the event of a conflict between any terms and provisions contained herein and the terms or provisions of the Plan, the applicable terms or provisions of the Plan will govern and prevail.

            16. Governing Law. This Award shall be governed by and construed in accordance with the internal laws of the State of Indiana without reference to principles of conflict of laws. The captions of this Award are not part of the provisions hereof and shall have no force or effect. This Award may not be amended or modified except by a written Award executed by the parties hereto or their respective successors and legal representatives.

            17. Severability. The invalidity or unenforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award.

            18. No Waiver. The failure of the Director or the Company to insist upon strict compliance with any provision of this Award or the failure to assert any right the Director or the Company may have under this Award shall not be deemed to be a waiver of such provision or right or any other provision or right of this Award.

            19. Entire Award. The Director and the Company acknowledge that this Award supersedes any prior agreement between the parties with respect to the subject matter of this Award.

            20. Counterparts. This Award may be executed in counterparts, which together shall constitute one and the same original.

Effective Date:                     ,

HILLENBRAND INDUSTRIES, INC.
By:
Bruce J. Bonnevier
Vice-President, Human Resources